
                              NSAR ITEM 77O


                         VK Emerging Growth Fund
                           10f-3 Transactions

  UNDERWRITING #            UNDERWRITING             PURCHASED FROM         AMOUNT OF SHARES          % OF          DATE OF
                                                                                PURCHASED         UNDERWRITING      PURCHASE


         1              Twinlab Corporation           Bear Stearns                188,500            2.356%        04/07/98
         2            SFX Entertainment, Inc.        Goldman Sachs                106,500            1.521%        05/20/98
         3           Capstar Broadcasting Corp.       First Boston                509,500            1.644%        05/26/98
         4            Republic Services, Inc.        Merrill Lynch                315,300            0.618%        06/30/98
         5              Federal Mogul Corp.           Bear Stearns                 80,000            0.571%        12/14/98
                                                          DLJ
                                                     Merrill Lynch
                                                     Schroder & Co.

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Other Firms participating in Underwriting:



UNDERWRITING FOR #1


Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Adams, Harkness & Hill, Inc.
Lehman Brothers Inc.
Smith Barney Inc.
BT Alex. Brown Incorporated
Chase Securities Inc.
Cowen & Company
Credit Suisse First Boston Corporation
Dresdner Kleinwort Benson North America LLC
Furman Selz LLC
Hambrecht & Quist LLC
Merrill Lynch, Pierce Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
Paine Webber Incorporated
 Commonwealth Associates
Gabelli & Company, Inc.
Gaines, Berland Inc.
Hanifen, Imhoff Inc.
HSBC Securitites, Inc.
J.W. Charles Securities, Inc.
Parker/Hunter Incorporated
Peper Jaffray Inc.
Raymond James & Associated, Inc.
Tucker Anthony Incorporated

UNDERWRITING FOR #2

Goldman, Sachs & Co.
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.

UNDERWRITING FOR #2(CONT')

Cowen & Company
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated


UNDERWRITING FOR #3


Credit Suisse First Boston Corporation
BT Alex. Brown Incorporated
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
NationsBanc Montgomery Securities LLC
Smith Barney Inc.



UNDERWRITING FOR #4


Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Allen & Company Incorporated
ABN AMRO Incorporated
BT Alex. Brown Incorporated
BancAmerica Robertson Stephens
Bear, Stearns & Co. Inc.
Sanford C. Bernstein & Co., Inc.
Blaylock & Partners, L.P.
Chatfield Dean & Company
CIBC Oppenheimer Corp.
Cleary Gull Reiland & McDevitt Inc.
First Analysis Securities Corporation
Fox-Pitt, Kelton Inc.


UNDERWRITING FOR #4 (CON'T)


Furman Selz LLC
Gabelli & Company, Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
Neuberger & Berman, LLC
Paine Webber Incorporated
Raymond James & Associates, Inc.
Smith Barney Inc.
Utendahl Capital Partners, L.P.
Wheat First Securities, Inc.


UNDERWRITING FOR #5

Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & co. Incorporated
Schroder & Co. Inc.
BancBoston Robertson Stephens
BT Alex. Brown Incorporated
Chase Securities Inc.
CIBC Oppenheimer Corp.
Credit Suisse First Boston Corporation
Credit Lyonnais Securities (USA) Inc.
Dresdner Kleinwort Benson North America LLC
A.G. Edwards & Sons, Inc.
First Chicago Capital Markets, Inc.
ING Baring Furman Selz LLC
Lehman Brothers Inc.
NationsBanc Montgomery Securities LLC
Nesbitt Burns Securities Inc.
Roney Capital Markets
Salomon Smith Barney Inc.
Scotia Capital Markets (USA) Inc.


UNDERWRITING FOR #5 (CONT.)

SG Cowen Securities Corporation
Warburg Dillon Read LLC
Wheat First Securities, Inc.
Axiom Capital Management, Inc.
Blaylock & Partners, L.P.
BNY Capital Markets, Inc.
Chatsworth Securities LLC
First of Michigan Corporation
Gabelli & Company, Inc.
Gruntal & Co., LLC
HSBC Securities, Inc.
Interstate/Johnson Lane Corporation
Jefferies & Company
Josephthal & Co., Inc.
McDonald & Company Securities, Inc.
Fifth Third/The Ohio Company
Raymond James & Associates, Inc.
Utendahl Capital Partners, LP
Wit Capital Corporation